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Exhibit 23.4


                 Consent of Independent Accountants


The Board of Directors
Aether Systems, Inc.

We consent to the incorporation by reference in this Registration statement on Form S-8 of Aether Systems, Inc. of our report dated February 15, 2000 relating to the financial statements of RiverBed Technologies, Inc. as of December 31, 1998 and 1999 and for the period from October 21, 1998 (date of inception) to December 31, 1998 and for the year ended December 31, 1999.


                                  S/ KPMG LLP


McLean, Virginia
December 19, 2000